Exhibit 99.3

ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As used in this report, we, us, our, Energie Holdings or Company refer to Energie Holdings, Inc. The unaudited pro forma condensed combined financial statements present the impact on our financial position and results of operations from our acquisition of 100% of the membership interest in Energie LLC. We paid a purchase price of 33,000,000 shares of Energie Holdings common stock.

The pro forma financial statements as of March 31, 2014, for the three months ended March 31, 2014, and for the year ended December 31, 2013, have been prepared based on certain pro forma adjustments to our historical financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2014, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports. The historic financial statements for Energie LLC were derived from audited financial statements for the year ended December 31, 2013. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma condensed combined balance sheet has been prepared as if the transaction had occurred as of March 31, 2014. The unaudited pro forma condensed combined statements of operations have been prepared as if this transaction had occurred on January 1, 2013.

These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what would be any future periods. The consideration given and the purchase price allocation in these pro formas is based on preliminary estimated fair values. We have not completed our determination of the fair value of the consideration given or the net assets acquired. Accordingly, the fair value of consideration given and the allocation of purchase price is preliminary and subject to adjustments. Upon completion of our valuation analysis, the fair value of the consideration given and the allocation of purchase price may change significantly. Such changes may include, but not be limited to, the fair value of intangible assets and goodwill, and potential impairment charges.

ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2014

	Energie Holdings	Energie LLC (a)	Pro Forma Adjustments		Energie Holdings Pro Forma
Assets
Current assets:
Cash and cash equivalents	$—	$10,416	$27,458	(b)	$37,874
Accounts receivable, net	—	1,040,723	(326,215)	(b)	466,324
			(248,184)	(c)
Inventory	—	404,346	9,962	(b)	414,308
Prepaid expenses	—	8,917	7,005	(b)	15,922
Total current assets	—	1,464,402	(529,974)		934,428

Goodwill and intangible assets	—	1,100,408	4,000,965	(b)	5,101,373
Property and equipment, net	—	6,237	17,184	(b)	23,421
Other	—	11,695	—		11,695

Total assets	$—	$2,582,742	3,488,175		$6,070,917

Liabilities and Equity
Current liabilities:
Accounts payable	$248,184	$847,307	(252,105)	(b)	$595,202
			(248,184)	(c)
Other	—	102,184	(10,217)		91,967
Notes payable	—	4,316,496	(334,564)	(b)	3,981,932
Total current liabilities	248,184	5,265,987	(845,070)		4,669,101

Equity:
Energie Holdings, Inc.	(248,184)	—	1,650,000	(b)	1,401,816
Energie LLC	—	(2,683,245)	2,683,245	(b)	—
Total equity	(248,184)	(2,683,245)	4,333,245		1,401,816

Total liabilities and equity	$—	$2,582,742	$3,488,175		$6,070,917

See accompanying notes to unaudited pro forma condensed combined financial statements.

ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three months ended March 31, 2014

	Energie Holdings	Energie LLC (a)	Pro Forma Adjustments		Energie Holdings Pro Forma
Revenue	$—	$164,609	$—		$164,609
Cost of revenue	—	(70,102)	—		(70,102)
Gross profit	—	94,507	—		94,507

Operating expenses:
Commissions	—	26,673	—		26,673
Compensation	—	125,283	—		125,283
Depreciation and amortization	—	42,254	(25,070)	(d)	17,184
General and administrative	—	38,352	—		38,352
Professional fees	173,425	5,799	(173,425)	(c)	5,799
Rent	—	53,666	—		53,666
Travel	—	6,207	—		6,207
Total operating expenses	173,425	298,234	(198,495)		273,164

Loss from operations	(173,425)	(203,727)	198,495		(178,657)

Interest expense	—	(87,570)	—		(87,570)
Other income (expense)	—	26,524	(173,425)	(c)	(146,901)

Net loss	$(173,425)	$(264,773)	$25,070		$(413,128)

Net loss per share Basic and diluted	$(0.01)				$(0.01)

Shares outstanding Basic and diluted	19,429,347				51,400,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

ENERGIE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2013

	Energie Holdings	Energie LLC (a)	Pro Forma Adjustments		Energie Holdings Pro Forma
Revenue	$—	$1,733,373	$—		$1,733,373
Cost of revenue	—	(758,739)	—		(758,739)
Gross profit	—	974,634	—		974,634

Operating expenses:
Commissions	—	372,954	—		372,954
Compensation	—	600,786	—		600,786
Depreciation and amortization	—	238,053	(227,267)	(d)	10,786
Impairment	—	—	5,101,373	(d)	5,101,373
General and administrative	—	161,567	—		161,567
Professional fees	184,299	22,746	(184,299)	(c)	22,746
Rent	—	217,088	—		217,088
Travel	—	8,502	—		8,502
Total operating expenses	184,299	1,621,696	4,689,807		6,495,802

Loss from operations	(184,299)	(647,062)	(4,689,807)		(5,521,168)

Interest expense	—	(421,787)	—		(421,787)
Other income (expense)	—	114,251	(184,299)	(c)	(70,048)

Net loss	$(184,299)	$(954,598)	$(4,874,106)		$(6,013,003)

Net loss per share Basic and diluted	$(0.00)				$(0.12)

Shares outstanding Basic and diluted	39,638,991				51,000,000

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1.  Basis of Presentation

The historical financial information is derived from our historical financial statements and the historical financial statements of Energie LLC.  The pro forma adjustments have been prepared as if we acquired Energie LLC on March 31, 2014, for the balance sheet, and on January 1, 2013, for the statements of operations.

The pro forma combined financial statements reflect the following the acquisition of 100% of the member interest in Energie LLC in exchange for 33,000,000 shares of Energie Holdings, Inc. common stock.

Note 2.  Pro Forma Adjustments and Assumptions

(a)                                 Reflects 100% of the assets, liabilities, income and expenses of Energie LLC.

(b)                                The total purchase price of $1,650,000 is based on the issuance of 33,000,000 shares of Energie Holdings, Inc. at the closing price of the Company’s stock on December 31, 2013, of $0.05 per common share. The following reflects the allocation of the consideration as of December 31, 2013, subject to adjustments arising from final determination of the fair value of the consideration transferred and the allocation of purchase price to the acquired assets and liabilities:

Consideration:
Energie Holdings common stock	$ 1,650,000

Allocation of purchase price:
Cash	$ 37,874
Accounts receivable	714,508
Inventory	414,308
Prepaid expenses	15,922
Goodwill and intangible assets	5,101,373
Property and equipment	23,421
Deposits	11,695
Accounts payable	(522,202)
Commissions payable	(91,967)
Debt	(3,981,932)
$ 1,650,000

The acquisition of Energie LLC was accounted for under the purchase method of accounting.  The consideration transferred and the purchase price allocation in these pro formas is based on preliminary estimated fair values.

We have not completed our determination of the fair value of the consideration transferred or the net assets acquired. Accordingly, the fair value of consideration given and the allocation of purchase price is preliminary and subject to adjustments. Upon completion of our valuation analysis, the fair value of the consideration given and the allocation of purchase price may change significantly. Such changes may include, but not be limited to, the fair value of intangible assets and goodwill, and potential impairment charges.

(c)                                  Reflects elimination of intercompany transactions.

(d)                                 We performed a preliminary impairment assessment of Goodwill and intangible assets, and estimate that they are fully impaired. This adjustment reflects the impairment of Goodwill and intangible assets, and elimination of the historic amortization expense.

Note 3.  Net Loss Per Share

The following table illustrates our calculation of pro forma net loss per share:

	Year ended December 31, 2013	Three months ended March 31, 2014
Pro forma net loss	$ (6,013,003)	$ (413,128)

Weighted-average shares outstanding:
Previously reported	39,638,991	19,429,347
Incremental shares	11,361,009	31,970,653
Pro forma shares	51,000,000	51,400,000

Net loss per share Basic and diluted	$ (0.12)	$ (0.01)

Incremental shares are less than the amount issued for the transaction, because shares held in escrow for the transaction were included in the previously reported weighted-average shares outstanding.